David E. Coffey, 6767 W. Tropicana Avenue, Suite 216, Las Vegas, Nevada 89103
_____________________________________________________________________________
Certified Public Accountant Phone (702) 871-3979 FAX (702) 871-6769

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

U.S. Securities and Exchange Commission
Division of Corporation Finance
450 Fifth Street, N.W.
Washington, D.C. 20549

Re: Cash 4 Homes 247 - Form SB-12G

We hereby consent to the use in this registration statement on Form SB-12G of Cash 4 Homes 247 and the related prospectus of our report, relating to the financial statements of Cash 4 Homes, dated June 16, 2003.

/s/ David E. Coffey
David E. Coffey
Las Vegas, Nevada
June 16, 2003